Exhibit 10.9

NASH-FINCH COMPANY
1995 DIRECTOR STOCK OPTION PLAN
(As Amended February 22, 2000 and February 19, 2002)

First Declaration of Amendment

Pursuant to the retained power of amendment and termination contained in Section 9 of the instrument entitled “Nash Finch Company 1995 Director Stock Option Plan (As Amended February 22, 2000 and February 19, 2002)” (the “Plan”), the undersigned hereby terminates such Plan effective December 27, 2004.  Such termination shall have the effects described in Sections 9 and 10 of the Plan.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 27th day of December, 2004.

NASH FINCH COMPANY

Attest:	/s/ John A. Haveman	By:	/s/ Kathleen E.McDermott
	Assistant Secretary		Senior Vice President